UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA	92649
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2015, the board of directors (the “Board”) of Quiksilver, Inc. (the “Company”), removed Andy Mooney as the Company’s Chairman and Chief Executive Officer, effective March 27, 2015. The Company expects to enter into an agreement with Mr. Mooney prior to the end of its second fiscal quarter regarding his departure from the Company. Also on March 26, 2015, Richard Shields, the Company’s Chief Financial Officer, resigned from that position, effective April 3, 2015, to pursue other opportunities.

Also on March 26, 2015, the Board appointed Pierre Agnes to the position of Chief Executive Officer of the Company, effective March 27, 2015. Mr. Agnes, 50, has previously served as the Company’s President since October 2014, Global Head of Apparel since March 2013 and President of Quiksilver Europe since June 2005. Prior to that he served as Managing Director of Quiksilver Europe since December 2003. Between 1992 and 2002, Mr. Agnes founded and operated Omareef Europe, a licensee of the Company for wetsuits and eyewear that the Company purchased in November 2002. Mr. Agnes originally joined the Company in 1988, first as team manager, and later in various capacities throughout the Company’s European marketing operations. For a description of Mr. Agnes’ current employment agreement, see the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 4, 2013. The Company expects to enter into certain amendments to Mr. Agnes’ compensation prior to the end of its second fiscal quarter in connection with his promotion.

Also on March 26, 2015, the Board appointed Greg Healy to the position of President of the Company, effective March 27, 2015. Mr. Healy, 49, has served as President of the Company’s Asia Pacific region since March 2010. Prior to that, Mr. Healy held several management positions within the Company’s Asia Pacific region including CEO of Australasia from January 2009 to March 2010 and the dual roles Chief Operating Officer and Chief Financial Officer of Asia Pacific from 2002 to January 2009. Mr. Healy joined the Company in 1998 as controller for Australasia. He is a Certified Public Accountant and received his bachelor degree in business from Monash University in Melbourne, Australia.

Pursuant to the terms of Mr. Healy’s existing employment agreement with Ug Manufacturing Co. Pty Ltd., the Company’s Australian operating subsidiary, dated February 1, 2012 (the “Healy Agreement”), Mr. Healy currently receives an annual base salary of AUD $400,000 (approximately $316,000 at an assumed exchange rate of 0.79 dollars per Australian dollar), which may be adjusted on an annual basis (but not below AUD $350,000). The Healy Agreement also provides that Mr. Healy will be paid superannuation contributions at the minimum rate required to avoid liability under Australian law, and that Mr. Healy is eligible to receive an annual discretionary bonus on terms approved by the compensation committee of the Board. The Healy Agreement may be terminated by the Company or Mr. Healy for any reason, subject to the payment of certain amounts as set forth below.

The Healy Agreement requires the Company to maintain a AUD $2,000,000 (approximately $1,580,000 at an assumed exchange rate of 0.79 dollars per Australian dollar) term life insurance policy on the life of Mr. Healy, payable to his designee; provided, however, that the Company is not required to pay annual premiums for the policy in excess of AUD $5,000 (approximately $3,950 at an assumed exchange rate of 0.79 dollars per Australian dollar).

The Healy Agreement also provides that Mr. Healy will continue to be a participant in the Company’s 2013 Performance Incentive Plan, or any successor equity plan, on terms established by the Board. The Healy Agreement further provides that Mr. Healy will be covered by a senior manager income protection plan in the event of illness or injury on the same terms and conditions applicable to comparable employees in Australia. Mr. Healy will also receive an AUD $15,000 (approximately $11,850 at an assumed exchange rate of 0.79 dollars per Australian dollar) annual clothing allowance to purchase Company products at wholesale prices, and a vehicle allowance for the business-related operating costs of one vehicle.

If the Company terminates Mr. Healy’s employment without “Cause” (as defined in the Healy Agreement), if Mr. Healy’s employment agreement terminates on October 31, 2016 and his employment terminates effective the same date, or if Mr. Healy terminates his employment for “Good Reason” (as defined in the Healy Agreement) within six months of the event constituting Good Reason, the Healy Agreement provides that the Company will pay Mr. Healy: (1) his base salary and superannuation contributions for a period of eighteen months, (2) any amounts required by Australian law (including, as applicable, pay in lieu of notice of termination, redundancy pay, pay in lieu of long service leave and pay in lieu of untaken annual leave), (3) a pro rata portion of the annual bonus earned, if any, for the fiscal year in which the termination occurs, and (4) the full amount of any unpaid annual bonus earned from the preceding fiscal year. In order to receive the payments specified above, other than those earned prior to termination, Mr. Healy is required to sign a release of claims.

The Healy Agreement requires that if the Company grants stock options to Mr. Healy after the date of the Healy Agreement, the options must provide that if he is terminated by the Company without Cause, as a result of his death or disability or by him for Good Reason, all of the options will automatically vest in full on an accelerated basis and remain exercisable until the earlier to occur of (1) the first anniversary of the termination, (2) the end of the option term, or (3) termination pursuant to other provisions of the option plan or option agreement, such as a corporate transaction.

The foregoing description of the Healy Agreement is qualified in its entirety by the full text of the Healy Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Company expects to enter into certain amendments to the Healy Agreement prior to the end of its second fiscal quarter in connection with Mr. Healy’s promotion.

Also on March 26, 2015, the Board appointed Thomas Chambolle to the position of Chief Financial Officer of the Company, effective April 3, 2015. Mr. Chambolle joined the Company as its Europe, Middle East and Africa regional Chief Financial Officer in 2013. Previously, Mr. Chambolle was a Managing Partner at Ricol Lasteyrie, a financial advisory consulting firm in France, since 2010. Prior to that, he worked with French government agencies supporting businesses impacted by the global credit crisis, and previously worked as Chief Financial Officer of the spare parts division of Peugeot Citroen, a French car manufacturer.

The Company expects to enter into an executive employment agreement with Mr. Chambolle prior to the end of its second fiscal quarter in connection with his promotion.

In connection with his departure from the Company, Mr. Mooney resigned from the Board, effective March 27, 2015. As a result of the vacancy on the Board created by Mr. Mooney’s departure, on March 26, 2015, the Board appointed Mr. Agnes as a member of the Board and appointed Robert B. McKnight Jr., the Company’s co-founder and a current director, as Chairman of the Board, effective March 27, 2015.

A copy of the March 27, 2015 press release relating to the foregoing events is filed herewith as Exhibit 99.1 and incorporated by reference herein.

For a description of certain office space leases between one of the Company’s European subsidiaries and an entity owned by Mr. Agnes and his wife, see page 49 of the Company’s definitive proxy statement for its 2015 annual meeting of stockholders, filed with the Securities and Exchange Commission on February 5, 2015, under the heading “Related Party Transactions.”

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Exhibit Title or Description

10.1	Employment Agreement between Greg Healy and Ug Manufacturing Pty. Ltd., dated February 1, 2012

99.1	Press Release of Quiksilver, Inc. dated March 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2015	Quiksilver, Inc. (Registrant)

	By:	/s/ Richard Shields
Richard Shields
Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Employment Agreement between Greg Healy and Ug Manufacturing Pty. Ltd., dated February 1, 2012

99.1	Press Release of Quiksilver, Inc. dated March 27, 2015